UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2005

MYLAN LABORATORIES INC.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of Incorporation)	1-9114 (Commission File Number)	25-1211621 (I.R.S. Employer Identification No.)

1500 Corporate Drive
Canonsburg, PA 15317
(Address of principal executive offices)

(724) 514-1800
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.02. Termination of a Material Definitive Agreement.

     On February 27, 2005, Mylan Laboratories Inc., a Pennsylvania corporation (the “Company”), Summit Merger Corporation, a wholly-owned subsidiary of the Company, and King Pharmaceuticals, Inc. (“King”) entered into a termination agreement (the “Termination Agreement”) pursuant to which that certain Agreement and Plan of Merger dated as of July 23, 2004 (the “Merger Agreement”) was terminated. Following discussions, the parties were not able to agree upon terms for a revised transaction. A copy of the Termination Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

     On February 27, 2005, the Company and King issued a joint press release announcing the termination of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Description

10.1	Termination Agreement, dated as of February 27, 2005, by and among Mylan Laboratories Inc., Summit Merger Corporation and King Pharmaceuticals, Inc.

99.1	Joint Press release of Mylan Laboratories Inc. and King Pharmaceuticals, Inc., dated February 27, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYLAN LABORATORIES INC.
Date: February 28, 2005	By:	/s/ Edward J. Borkowski Edward J. Borkowski Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Termination Agreement, dated as of February 27, 2005, by and among Mylan Laboratories Inc., Summit Merger Corporation and King Pharmaceuticals, Inc.

99.1	Joint Press release of Mylan Laboratories Inc. and King Pharmaceuticals, Inc., dated February 27, 2005.